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                                  Exhibit 23.2



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 18, 2002, relating to the consolidated financial statements and financial statement schedules, which appear in Akamai Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2002